SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 26, 2003 (November 24, 2003)
Date of report (Date of earliest event reported)

UNION PLANTERS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-10160	62-0859007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Poplar Avenue, Memphis, Tennessee 38119
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (901) 580-6000

Item 5. Other Events

     On November 24, 2003, Union Planters Corporation sold $500,000,000 in aggregate principal amount of 4 3/8% notes due 2010 pursuant to an Underwriting Agreement and related Terms Agreement. The notes will mature on December 1, 2010, and were issued pursuant to an Indenture, dated as of November 24, 2003, by and between Union Planters and J.P. Morgan Trust Company, National Association, as Trustee (the “Indenture”), and a Supplemental Indenture, dated as of November 24, 2003, by and between Union Planters and J.P. Morgan Trust Company, National Association, as Trustee (the “Supplemental Indenture”). The Trustee, J.P. Morgan Trust Company, National Association, is the successor-in-interest to Bank One Trust Company, N.A. The Form of Indenture was filed as Exhibit 4.1 to Union Planters’ Registration Statement on Form S-3 (File No. 333-108263), as amended. The Supplemental Indenture is filed herewith as Exhibit 4.20.

Exhibit

No.	Description
4.20	Supplemental Indenture, dated as of November 24, 2003, by and between Union Planters Corporation and J.P. Morgan Trust Company, National Association, as Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION PLANTERS CORPORATION

Date: November 26, 2003	By:	/s/ Bobby L. Doxey

Bobby L. Doxey Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer